EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference of our report dated May 29, 2003 on the MainSource Financial Group, Inc. 401(k) and Retirement Plan's financial statements as of December 31, 2002 and 2001 and for the year ended December 31, 2002 included in the 2002 Annual Report on Form 11-K of the Plan into MainSource Financial Group's Registration Statement on Form S-8 (SEC File No. 333-58295) filed with the Securities and Exchange Commission for the Plan.





                        /s/ Crowe Chizek and Company LLC


South Bend, Indiana
June 27,2003